Capital Growth Systems, Inc.

FOR IMMEDIATE RELEASE
CONTACT:
Skip Behm
Capital Growth Systems, Inc.
630-872-5800
sbehm@nexvu.com

Capital Growth Systems Acquires CentrePath, Inc.

SCHAUMBURG, Ill. - December 1, 2006 - Capital Growth Systems, Inc. (OTCBB: CGSY.OB), announced today that it has completed the acquisition of Waltham, Mass.-based CentrePath, Inc. CentrePath is a world-class provider of intelligent network management services to large multinational corporations, systems integrators and regional owners of private fiber optic networks. Using its unique high-availability network operations center (NOC), powered by its remote management software (OSS) and proven management methodologies, CentrePath has been providing high-quality outsourced network management services to institutions across the United States and the United Kingdom for the past six years.

“With our acquisition of CentrePath, we are well positioned to implement our strategy of being a world-class provider of integrated communications solutions as an intelligent virtual network operator (VNO),” said Tom Hudson, CEO of Capital Growth Systems. “CentrePath has developed an outstanding reputation with its partners and customers based on the high-quality services, management software and methods that their integrated team of networking professionals consistently deliver. We feel that with CentrePath’s network management services combined with Magenta netLogic’s quoting and configuration software and database, Capital Growth Systems now has two of the absolute “best in class” operational components in the VNO marketplace today.”

As stated in an April 2006 announcement of their 150 customer milestone event (www.centrepath.com): “CentrePath’s customer base includes financial services firms with data replication requirements, healthcare organizations with growing requirements to digitize and move medical images across a network, state and local government agencies who are building sophisticated broadband communities, as well as organizations across all industries that have business continuity and network convergence initiatives where multiple data types are being consolidated on a single network. Specifically, CentrePath has expanded its business to include customers such as the Bank of New York, City of Boston, City of Chicago, Comcast, New York State Senate, Regions Bank and Turner Broadcasting. CentrePath’s solutions solve the challenges associated with building and managing optical and storage networks for business continuity and data replication.”

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Capital Growth Systems, Inc.
December 1, 2006

Jack Lodge, general manager of CentrePath said, “We have known Tom and his team for several years, and we are delighted to be a core part of Capital Growth Systems. We agree whole-heartedly with the intelligent VNO business model and strategy, and we are very enthusiastic about our future growth prospects. Together, CentrePath and Capital Growth System customers should benefit greatly from this unique partnership.”

The worldwide local access communications market is estimated at more than $100 billion per year. VNOs are independent providers of complex communications network services and solutions to large enterprises. Local access communications is a high-growth market driven by rapidly expanding secure corporate data networks, the high volume of internet data transactions, an increased networked storage demand for backup and recovery, and the increased expansion of voice over the internet (VoIP) applications.

About Capital Growth Systems, Inc.

Capital Growth Systems, Inc. is a public reporting company under the Securities Exchange Act of 1934 and is based in Schaumburg, Ill. The company currently has five wholly owned subsidiaries: NexVU Technologies, LLC (www.nexvu.com); Frontrunner Network Systems Inc. (www.frontrunnernetworks.com); 20/20 Technologies, Inc. (www.20-20technologies.net); Magenta netLogic, Ltd. (www.magenta-netlogic.com); and CentrePath (www.centrepath.com), Inc. The company’s common stock is currently quoted on the Bulletin Board under the symbol CGSY.OB

Forward-Looking Statements

Certain information discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Although the company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Readers are cautioned not to place undue reliance on these forward-looking statements.

Forward-looking statements are inherently subject to unpredictable and unanticipated risks, trends and uncertainties such as the company's inability to accurately forecast its operating results; the company's potential inability to achieve profitability or generate positive cash flow; the availability of financing; and other risks associated with the company's business. For further information on factors which could impact the company and the statements contained herein, reference should be made to the company's filings with the Securities and Exchange Commission, including annual reports on Form 10-KSB, quarterly reports on Form 10-QSB and current reports on Form 8-K. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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